March 24, 2003

To Our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Community Bancorp of New Jersey to be held on Thursday, April 24, 2003 at 5:00 p.m. at the Grand Marquis in Old Bridge, New Jersey.

     At the Annual Meeting, shareholders will be asked to consider and vote upon:

     1.   The re-election of four directors to the Company's Board of Directors;
          and

     2.   Such other business as shall properly come before the Annual Meeting.

     The Board of Directors of the Company believes that each of the proposals being submitted to the shareholders is in the best interests of the Company and its shareholders and urges you to vote in favor of each of these proposals.



                                           Very truly yours,


                                           /s/ ROBERT D. O'DONNELL
                                           -------------------------------------
                                           ROBERT D. O'DONNELL
                                           President and Chief Executive Officer

                         COMMUNITY BANCORP OF NEW JERSEY
                              3535 Highway 9 North
                           Freehold, New Jersey 07728

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 24, 2003

     Notice is hereby given that the Annual Meeting of shareholders of Community Bancorp of New Jersey (the "Company") will be held at the Grand Marquis in Old Bridge, New Jersey on Thursday, April 24, 2003, at 5:00 p.m., for the purpose of considering and voting upon the following matters:


     1. The election of the four persons named in the accompanying Proxy Statement to serve as directors of the Company for the terms described in the Proxy Statement;

     2.   Such other business as shall properly come before the Meeting.

     Shareholders of record at the close of business on March 14, 2003 are entitled to notice of and to vote at the Annual Meeting. Whether or not you contemplate attending the Annual Meeting, it is suggested that the enclosed proxy be executed and returned to the Company. You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Company a later dated proxy or by delivering a written notice of revocation to the Company.


                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           /s/ ROBERT D. O'DONNELL
                                           -------------------------------------
                                           ROBERT D. O'DONNELL
                                           President and Chief Executive Officer







                    IMPORTANT-PLEASE MAIL YOUR PROXY PROMPTLY

     You are urged to sign and return the enclosed proxy to the Company promptly in the envelope provided so that there may be sufficient representation at the Annual Meeting.

                         COMMUNITY BANCORP OF NEW JERSEY
                              3535 Highway 9 North
                           Freehold, New Jersey 07728


                       PROXY STATEMENT FOR ANNUAL MEETING
                  OF SHAREHOLDERS TO BE HELD ON APRIL 24, 2003




     This Proxy Statement is being furnished to shareholders of Community Bancorp of New Jersey (the "Company") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of shareholders to be held on Thursday, April 24, 2003 at 5:00 p.m. at the Grand Marquis in Old Bridge, New Jersey (the "Annual Meeting").


                       GENERAL PROXY STATEMENT INFORMATION

     The first date on which this Proxy Statement and the enclosed form of proxy are being sent to the shareholders of the Company is on or about March 24, 2003.

Outstanding Securities and Voting Rights
----------------------------------------

     The record date for determining shareholders entitled to notice of and to vote at the Annual Meeting is March 14, 2003. Only shareholders of record as of that date will be entitled to notice of, and to vote at, the Annual Meeting.

     On the record date 3,173,224 shares of common stock, no par value per share, were outstanding and eligible to be voted at the Annual Meeting. Each share of common stock is entitled to one vote.

     All shares represented by valid proxies received pursuant to this solicitation will be voted in favor of management's nominees to the Board of Directors, unless the shareholder specifies a different choice by means of his proxy or revokes the proxy prior to the time it is exercised. Should any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their discretion unless the shareholder otherwise specifies in the proxy.

Revocability of Proxies
-----------------------

     Any shareholder giving a proxy has the right to attend and vote at the Annual Meeting in person. A proxy may be revoked prior to the Annual Meeting by sending written notice of revocation or a duly executed proxy bearing a later date to the Company, 3535 Highway 9 North, Freehold, New Jersey 07728, Attn:
Robert D. O'Donnell, President. A proxy may be revoked at the Annual Meeting by filing written notice of such revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

Solicitation of Proxies
-----------------------

     This proxy solicitation is being made by the Board of Directors of the Company and the cost of the solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile by officers, directors and employees of the Company who will not be specially compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons and the Company will reimburse such persons for their reasonable expenses incurred in forwarding the materials.


                              ELECTION OF DIRECTORS

     The By-Laws of the Company provide that the number of directors shall not be less than 5 nor more than 25 and permit the exact number to be determined from time to time by the Board of Directors. The Board currently consists of 9 members. Robert M. Kaye, one of our founding directors, resigned as director effective February 20, 2003 for personal reasons.

     It is intended that the proxies solicited by the Board of Directors will be voted for the four persons named below (unless the shareholder otherwise directs). If, for any reason, any of the nominees becomes unavailable for election or service on the Board, the proxy solicited by the Board of Directors will be voted for such substituted nominee(s) as is (are) selected by the Board of Directors. The Board has no reason to believe that any of the named nominees are not available or will not serve if elected.

     Each of Messrs. Kaplan, Kramer and Dr. Wetstein have been nominated to serve a three-year term until the 2006 Annual Meeting of the Company. Mr. James Kinghorn was appointed to the Board in early 2003. Pursuant to our Certificate of Incorporation, our three classes of directors are to be balanced, if possible. Therefore, Mr. Kinghorn has been added to the class which will stand for election in 2004, and, at this meeting ,he has been nominated to serve a one-year term until the 2004 Annual Meeting of the Company, and thereafter until his/her successor shall have been duly elected and shall have qualified. The names of the nominees for election and certain information about them are set forth in the following table:


                      NOMINEES FOR ELECTION AS DIRECTORS AT
                               2003 ANNUAL MEETING

   Name, Age and                    Principal Occupations                           Director      Term
   Position with the Bank           During Past Five Years                            Since       Expires
   ----------------------           ----------------------                          ---------    --------

   Morris Kaplan, 48                President, Kaplan Companies
                                    (building and real estate development)            1997         2003
   Eli Kramer, 48
   Vice Chairman of the Board       Real Estate Developer                             1997         2003

   Lewis Wetstein, M.D., 55         Cardiothoracic Surgeon                            1997         2003

   James Kinghorn, 54               Executive Vice President of the Company and the   2003         2004
                                    Bank; formerly Senior Vice President of Tinton
                                    Falls State Bank over five (5) years



                 Directors Whose Terms Continue Beyond the 2003
                                 Annual Meeting


   Name, Age and                            Principal Occupations                           Director     Term
   Position with the Bank                   During Past Five Years                           Since      Expires
   ----------------------                   ----------------------

   Arnold Silverman, 58                     President, Pavillion Residential LTD              1997        2004
                                            (real estate development)


   Howard Schoor, 64                        Vice Chairman, D.R. Horton, Inc.--
   Chairman of the Board                    New Jersey (custom home builder)                  1997        2004

   Charles P. Kaempffer, CPA, 65
   Vice Chairman of the Board               Certified Public Accountant                       1997        2005

   William J. Mehr, Esq., 62                Senior Partner, Mehr, LaFrance
                                            & Basen, Esq.(attorneys)                          1997        2005

   Robert D. O'Donnell, 56                  President and Chief Executive Officer of the
   President and Chief Executive Officer    Company and the Bank                              1998        2005





     No director of the Company is also a director of a company having a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Bank Act of 1940, other than Mr. Charles P. Kaempffer, who is a director of Monmouth Capital Corporation, Monmouth Real Estate Investment Corporation and United Mobile Homes, Inc., all reporting companies under Section 12 of the Securities Exchange Act of 1934.

Board Meetings; Committees of the Board
---------------------------------------

     During the fiscal year ended December 31, 2002, the Board of Directors of the Company held nine (9) meetings. All Directors attended at least 75% of Company Board meetings and meetings of committees of the Company's Board on which such directors served. In addition, the Board of Directors of the Bank, on which all Directors of the Company serve, met thirteen (13) times during 2002.

     The Company maintains a Human Resources Committee which, among other activities, sets the compensation for executive officers of the Company and the Bank. During 2002, the Human Resources Committee consisted of Messrs. Kinghorn, Kaplan, O'Donnell, Schoor and Silverman and met twice.

     The full Board acted as a nominating committee in 2002.

     The Board of Directors maintained an Audit Committee (the "Audit Committee") which consisted of Dr. Wetstein and Messrs. Kaempffer, Mehr, Silverman and Kramer (served as alternate) during the fiscal year ended December 31, 2002. Effective September 2002, Mr. Mehr resigned from the Audit Committee. All remaining members of the Audit Committee meet the independence requirements imposed under the Sarbanes-Oxley Act of 2002, and all Directors who served on the Audit Committee during 2002 were "independent" for purposes of NASD listing standards. The Audit Committee arranges for the Company's directors examinations through its independent certified public accountant, reviews and evaluates the recommendations of the directors examinations, receives all reports of examination of the Company and the Bank by regulatory agencies, analyzes such reports, and reports to the Company's Board the results of its analysis of the regulatory reports. This Committee also receives reports directly from the Company's outsourced internal auditor and recommends any action to be taken in connection therewith. The Audit Committee met five (5) times in 2002.

Audit Committee Report
----------------------

     The Audit Committee meets periodically to consider the adequacy of the Company's financial controls and the objectivity of its financial reporting. The Audit Committee meets with the Company's independent auditors and the Company's independent outsourced audit reviewers, both whom have unrestricted access to the Audit Committee.

     The Board has adopted a written charter for the Audit Committee setting for the audit related functions the Audit Committee is to perform. A copy of the Charter was previously filed with the SEC with the Proxy Statement for the 2001 Annual Meeting.

     In connection with this year's financial statements, the Audit Committee has reviewed and discussed the Company's audited financial statements with the Company's officers and Grant Thornton, LLP, our independent auditors. We have discussed with Grant Thornton, LLP, the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees). We also have received the written disclosures and letters from Grant Thornton, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and have discussed with representatives of Grant Thornton their independence.

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on form 10-KSB for the fiscal year 2002 for filing with the U.S. Securities and Exchange Commission.

Dr. Lewis Wetstein
Charles P. Kaempffer
Arnold Silverman
Eli Kramer

                          STOCK OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS
                                February 28, 2003

     The following table sets forth, as of February 28, 2003, certain information concerning the ownership of shares of the common stock by (i) each person who is known by us to own beneficially more than five percent (5%) of the issued and outstanding common stock, (ii) each director of the Company, (iii) each named executive officer described in the section of this Proxy Statement captioned "Executive Compensation," and (iv) all directors and executive officers as a group. Except as otherwise indicated, each individual named has sole investment and voting power with respect to the securities shown.


                                                         Number of Shares        Percent of
         Name of Directors and Executive Officers      Beneficially Owned(1)      Class
         ----------------------------------------      ---------------------      -----


         Charles P. Kaempffer, CPA, Vice Chairman
         of the Board                                         75,210(2)            2.34%

         Morris Kaplan                                        95,490(3)            2.98%

         Eli Kramer, Vice Chairman of the Board              126,469(4)            3.93%

         William J. Mehr                                      71,395(5)            2.23%

         Robert D. O'Donnell, President and CEO              162,146(6)            4.87%

         Howard Schoor, Chairman of the Board                257,017(7)            7.97%

         Arnold Silverman                                    110,182(8)            3.43%

         Lewis Wetstein, M.D.                                164,134(9)            5.13%

         James Kinghorn, Executive Vice President            19,688(10)            0.62%

         Robert Babin, Senior Vice President                 11,893(11)            0.37%

         Michael Bis, Chief Financial Officer                 7,124(12)            0.22%
         All Directors and Executive Officers as
         Group (11 persons)                                  1,100,748            30.36%


(1) Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.

(2) Includes 3,576 shares held by a benefit plan of which Mr. Kaempffer is the beneficiary, 13,411 shares held by his spouse, and 39,267 shares purchasable upon the exercise of stock options which may be exercised within sixty (60) days.

(3) Includes 65,593 shares held by a trust for which Mr. Kaplan is trustee, and 26,747 shares purchasable upon the exercise of stock options which may be exercised within sixty (60) days.

(4) Includes 34,814 shares held by trusts of which Mr. Kramer is trustee for the benefit of his children, 25,021 shares held by a pension plan for the benefit of Mr. Kramer, 18,439 shares held by Mr. Kramer's spouse, and 47,840 shares purchasable upon the exercise of stock options which may be exercised within sixty (60) days.

(5) Includes 16,984 shares held in trusts of which Mr. Mehr is the trustee, 3,082 shares held in self directed IRAs for Mr. Mehr, and 33,901 shares purchasable upon the exercise of stock options which may be exercised within sixty (60) days.

(6) Includes 154,633 shares purchasable upon exercise of stock options which may be exercised within sixty (60) days.

(7) Includes 5,095 shares owned by Mr. Schoor's spouse and 50,180 shares purchasable upon the exercise of stock options which may be exercised within sixty (60) days.

(8) Includes 26,826 shares held in a self-directed IRA account for Mr. Silverman's benefit, 37,360 shares held in trusts for the benefit of Mr. Silverman's spouse and children, 2,682 shares held in an IRA for Mr. Silverman's spouse and 40,686 shares purchasable upon the exercise of stock options which may be exercised within sixty (60) days.

(9) Includes 214 shares held jointly with Dr. Wetstein's son and 28,536 shares purchasable upon the exercise of stock options which may be exercised within sixty (60) days.

(10) Includes 4,567 shares held in a self-directed IRA account for Mr. Kinghorn's benefit and 11,813 shares purchasable upon the exercise of stock options which may be exercised within sixty (60) days.

(11) Includes 11,892 shares purchasable upon the exercise of stock options which may be exercised within sixty (60) days.

(12) Includes 7,123 shares purchasable upon the exercise of stock options which may be exercised within sixty (60) days.


Compensation of the Board of Directors
--------------------------------------

     During 2002, the Directors of the Company were not paid a cash retainer or meeting fees in connection with their service on the Board of Directors of the Company. With regard to service on the Board of Directors of the Bank, the Bank has established a Director Deferred Compensation Plan pursuant to which the consideration each Director would have received for service on the Board of Directors of the Bank is paid into a trust and deferred until the time such Director reaches their stated retirement age from the Board. Executive Officers of the Bank that also serve as Directors may contribute like sums from their pre-tax salary into the trust. Upon attaining retirement age, the deferred Director's fees, and all earnings on such fees, will be paid out to the Director over a ten-year period. In the event of a change of control of the Company, each Director will be treated as if they have contributed the greater of five (5) years worth of Director fees into the plan or their actual contribution to the Plan. For the year ended 2002, each Bank Director who was not a full time employee of the Bank was credited with $9,600 in fees paid into the plan.

     In addition, members of the Board of Directors participate in the 1997 Stock Option Plan for Non-Employee Directors, the 1997 Stock Option Plan and the 2000 Stock Option Plan. Pursuant to these Plans, members of the Board of Directors have in the past received stock options to purchase shares of our common stock. In addition, during 2002 each non-employee Director was granted 14,150 options at an exercise price of $15.81 per share.

                                PERFORMANCE GRAPH
                                -----------------

     Set forth below is a graph and table comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against
(1) the cumulative total return on the NASDAQ Bank Index and (2) the cumulative total return on the NASDAQ Market Index for the period commencing October 27, 1998 (the date the Company's stock commenced trading of the NASDAQ Small Cap Market, and ending December 31, 2002.


{LETTERHEAD COMMUNITY BANCORP OF NEW JERSEY PERFORMANCE POINT PLOTTED BELOW]
                                [OBJECT OMITTED]




                    ASSUMES $100 INVESTED ON OCTOBER 27, 1998
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2002

-----------------------------------------------------------------------------------------------------
                                                 Fiscal Year Ending
-----------------------------------------------------------------------------------------------------
                        12/31/1998      12/31/1999       12/31/2000       12/31/2001     12/31/2002
-----------------------------------------------------------------------------------------------------
        CBNJ              115.52          105.67           105.36           126.09         224.99
-----------------------------------------------------------------------------------------------------
  State NASDAQ Bank
        Index              89.74           84.54            99.50           112.11         119.89
-----------------------------------------------------------------------------------------------------
 NASDAQ Market Index
                          140.19          260.92           158.69           125.68          86.43
-----------------------------------------------------------------------------------------------------

           Human Resources Committee Report on Executive Compensation
           ----------------------------------------------------------

     The Company's compensation package for its executive officers consists of base salary, an annual bonus, annual discretionary stock option grants and various broad based employee benefits. The objective of the Company's executive compensation is to enhance the Company's long-term profitability by providing compensation that will attract and retain superior talent, reward performance and align the interests of the executive officers with the long-term interests of the shareholders of the Company.

     Base salary levels for the Company's executive officers are competitively set relative to companies in peer businesses. The annual financial performance of the Company is one of the most important factors in reviewing base salaries and bonuses. In reviewing base salaries, the Human Resources Committee also takes into account individual experience and performance.

     The Company's annual bonuses are intended to provide a direct cash incentive to executive officers and other key employees to maximize the Company's profitability. Financial performance is compared against budgets as well as peer businesses.

     Stock options are intended to encourage officers and other key employees to remain employed by the Company by providing them with a long term interest in the Company's overall performance as reflected by the performance of the market of the Company's Common Stock. In granting stock options, the Human Resources Committee takes into account prior stock option grants and consider the executive's level of compensation and past contributions to the Company.

     Robert D. O'Donnell was the President and Chief Executive Officer of the Company and the Bank for 2002. Mr. O'Donnell's base salary is set competitively relative to other chief executive officers in financial service companies in the Company's market area and determined pursuant to the terms of his Employment Agreement. In determining Mr. O'Donnell's base salary, the Committee reviewed independent compensation data and the Company's performance as compared against budgets and peer businesses. The calculation of Mr. O'Donnell's bonus is determined pursuant to his Employment Agreement. As with the Company's other executive officers, Mr. O'Donnell's total compensation involves certain subjective judgments and is not based solely upon any specific objective criteria or weighting.

         James Kinghorn
         Morris Kaplan
         Robert D. O'Donnell
         Howard Schoor
         Arnold Silverman

Compensation Committee Interlocks and Insider Participation

     The members of the Company's Human Resources Committee during 2002 were James Kinghorn, Morris Kaplan, Robert D. O'Donnell, Howard Schoor and Arnold Silverman. Messrs. O'Donnell and Kinghorn are executive officers of the Company. Apart from banking relationships in the ordinary course of business, no other member of the Human Resources Committee had any other relationship requiring disclosure under Item 404 of SEC Regulation S-K.

Executive Compensation
----------------------

     The following table sets forth a summary of the cash and non-cash compensation awarded to, earned by, or paid to, the Chief Executive Officer of the Company for each of the last three fiscal years and the other executive officers of the Company whose cash remuneration exceeds $100,000.



                                                   SUMMARY COMPENSATION TABLE
                                                   --------------------------
                                                    Cash and Cash Equivalent
                                                    ------------------------
                                                      Forms of Remuneration
                                                      ---------------------


                                                                                                     Long Term
                                                                                                     Compensation
Name and Principal Position                                                        Other            Securities
----------------------------                       Annual          Annual         Annual             Underlying       All Other
                                      Year         Salary         Bonus(2)       Compensation        Options (3)     Compensation
                                      ----         ------         --------       ------------        -----------     ------------
Robert D. O'Donnell,
--------------------                  2002       $219,224        $101,000            (1)                 1,500          -
President and Chief Executive         2001       $193,266        $ 75,570            (1)                 1,500          -
Office                                2000       $196,636        $ 57,600            (1)                11,550          -

James Kinghorn,
---------------
Executive Vice President              2002       $136,554         $50,000            (1)                 1,500          -
and Senior Lending Officer            2001       $120,970         $35,000            (1)                 1,500          -
                                      2000       $105,695         $25,000            (1)                10,500          -
Robert Babin
------------
Senior Vice President
and Chief Information Officer         2002        $98,850         $12,500             -                  1,250          -
                                      2001        $92,098         $17,500             -                  1,250          -
                                      2000        $87,119         $10,000             -                   ----          -
Michael Bis
-----------
Vice President and
Chief Financial Officer               2002        $88,082         $15,000              -                 1,250          -
                                      2001         77,324          15,000              -                 1,250          -
                                      2000         70,013          10,000              -                  ---           -




     (1) Other annual compensation includes expenses incurred for the use of an automobile. The Company believes the value of the personal use of such vehicle was less than 10% of the salary and bonus of each respective officer.

     (2) Bonuses were earned in the years disclosed, although they may have been paid in subsequent years. (3) Options have not been retroactively adjusted for stock dividends or stock split.

     On May 8, 1998, the Company retained Mr. Robert D. O'Donnell as President and Chief Executive Officer at an original base salary of $151,000. Mr. O'Donnell is entitled to receive an annual increase of at least 10%, provided that the Company has met certain performance targets. Mr. O'Donnell is also entitled to an annual cash bonus in an amount equal to 5% of the Company's after tax net profit. If Mr. O'Donnell is terminated for any reason other than for "cause", he is entitled to continue to receive his then current base salary and bonus for the next twenty-four (24) months. In the event of a change in control of the Company, Mr. O'Donnell is entitled to twice his then current base salary and bonus, payable at the option of Mr. O'Donnell either in a lump sum, or over a period of twenty-four (24) months.

     On July 11, 2002, the Company entered into a change of control agreement with Mr. Kinghorn. Under this agreement, in the event of a change in control, as defined by the Agreement, Mr. Kinghorn is to be employed for a three-year period (unless he attains age 65 sooner, in which case his term of employment would end then). During this employment period, Mr. Kinghorn is to receive base compensation equal to the annual compensation, including salary and bonus, as was paid to or accrued for him during the twelve months immediately prior to the change in control. He is also to receive an annual increase to reflect the impact of inflation, Mr. Kinghorn's performance and the performance of the Company. The minimum increase must equal the annual percentage increase in the consumer price index for urban wage earners and clerical workers for the New York and Northern New Jersey area during the preceding twelve months. After a change in control, Mr. Kinghorn may be terminated by the Company or its successor for "cause", as defined in the agreement. However, in the event he is terminated without cause, or in the event he resigns his position for "good reason", he will be entitled to a lump sum payment equal to two times the highest annual compensation, including salary and cash bonus, paid to him during any of the three calendar years immediately prior to the change in control. The payments due to Mr. Kinghorn may be reduced if the payment would not be deductible by the Company or its successor for federal income tax purposes due to Section 280G of the Internal Revenue Code of 1986. Mr. Kinghorn's agreement does not become effective, and does not govern the terms of his employment, until a change in control takes place. The agreement has a term of three years, and renews annually unless the Company, by a majority vote of the directors then in office, decide not to extend the term of the Agreement. If a change in control were to have happened at December 31, 2002 and Mr. Kinghorn were to be terminated without cause or to resign for good cause, he would have been entitled to a payment equal to $ 373,108.


                               STOCK OPTION PLANS
                               ------------------

     In the following discussion, options authorized for grant under each option plan have been adjusted to reflect stock dividends and stock splits.

     During 1997, the Bank's Board of Directors approved the 1997 Stock Option Plan, the 1997 Employee Stock Option Plan and the 1997 Option Plan for Non-Employee Directors. Under the 1997 Stock Option Plan, directors of the Bank, including employees who are directors of the Bank, may be granted non-qualified or incentive stock options. The 1997 Stock Option Plan provides for the grant of options to purchase up to 104,074 shares of common stock. Pursuant to the terms of the 1997 Stock Option Plan, options which qualify as incentive stock options under the Internal Revenue Code of 1986 must be granted at an exercise price of no less than 100% of the then current fair market value of the common stock, and options which are non-qualified options may be granted at an exercise price to be determined by the Board of Directors at the time of grant, but no less than 85% of the then fair market value of the common stock.

     The 1997 Employee Stock Option Plan permits grants of options to purchase up to 89,426 shares of common stock. Under the 1997 Employee Stock Option Plan, grants may either be incentive stock options or non-qualified options. The 1997 Employee Stock Option Plan is administered by the Board of Directors, which has the authority to determine the officers and employees of the Bank who will receive options, whether the options will be incentive stock options or non-qualified options and, subject to the terms of the Plan, the exercise price for the options. Under the Plan, incentive stock options must have an exercise price of no less than 100% of the fair market value of the common stock on the date of grant, and non-qualified options may have an exercise price to be determined by the Board of Directors at grant, but no less than 85% of the fair market value of the common stock on the date of grant.

     The 1997 Stock Option Plan for Non-Employee Directors permits grants of options to purchase up to 80,483 shares of common stock. Under the 1997 Stock Option Plan for Non-Employee Directors, each director who is not an employee of the Company, upon the adoption of the Plan or when first appointed or elected a member of the Board, shall receive a grant of non-qualified options under
Section 422 of the Internal Revenue Code of 1986 to purchase 5,000 shares of the Company's common stock. The exercise price of the options will be the greater of $11.00 per share or 100 % of the fair market value of the common stock on the date of grant, whichever is greater.

     In May, 1998, the Board of Directors of the Bank adopted the 1998 Stock Option Plan pursuant to which options may be granted to employees of the Bank. The 1998 Stock Option Plan provides for the granting of options to purchase up to 89,426 shares of common stock. The terms of the 1998 Stock Option Plan are substantially similar to the terms of the 1997 Employee Stock Option Plan.

     In January, 2000, the Board of Directors of the Company adopted the 2000 Employee Stock Option Plan pursuant to which options may be granted to employees of the Company. The 2000 Employee Stock Option Plan provides for the granting of options to purchase up to 149,046 shares of common stock. The terms of the 2000 Employee Stock Option Plan are substantially similar to the terms of the 1997 Employee Stock Option Plan.

     In January, 2000, the Board of Directors of the Company also adopted the 2000 Stock Option Plan for Non-Employee Directors pursuant to which options may be granted to directors who are not employees of the Company. The 2000 Stock Option Plan for Non-Employee Directors provides for the granting of options to purchase up to 121,550 shares of common stock. Under the 2000 Stock Option Plan for Non-Employee Directors, the exercise price for the purchase of shares under the options is no less than 105% of the fair market value of the shares on the date of the grant.

     The following table sets forth information regarding stock option grants to the individuals named in the table above during 2002. These options and base exercise price per share have not been adjusted for the 2002 stock dividend and stock split.



                                         Number of
                                        Securities
                                        Underlying                            Exercise or                        Grant Date Present
                                       Options/SARS         % of Total        Base Price      Expiration               Value
Name                                  Granted (#)(1)       Options/SARS        ($/Share)         Date                    $
----                                  --------------       ------------         ---------    -----------      ----------------------


Robert D. O'Donnell,
President and                            1,500              11.36%             $17.00          7/1/2012               $7,700
Chief Executive Officer

James Kinghorn,
--------------
Executive Vice President                 1,500              11.36%             $17.00          7/1/2012               $7,700
and Senior Lending Officer

Robert Babin,
-------------
Senior Vice President                    1,250               9.47               17.00          7/1/2012                6,416
and Chief Information Officer

Michael Bis
Senior Vice President and                1,250               9.47               17.00          7/1/2012                6,416
Chief Financial Officer

     (1) As of December 31, 2002, 20% of these options were immediately exercisable. These options vest ratably over four years, commencing on the date of grant.

     (2) The present value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of 0%, expected volatility of 25%, risk free interest rate of 3.81%, and an expected life of five (5) years.

     The following table sets forth information concerning the fiscal year-end value of unexercised options held by the executive officers of the Company named in this Proxy Statement under the caption "Executive Compensation". No stock options were exercised by such executive officers during 2002.


                                                               Value of Unexercised In-the-Money
                         Number of Securities Underlying             Options at FY-End (1)
                        Unexercised Options at FY-End (#)         (based on $ 18.24 per share)
                            Exercisable/Unexercisable            Exercisable/Unexercisable (1)
                            -------------------------            -----------------------------
     Name               Exercisable     Unexercisable          Exercisable       Unexercisable
     ----               -----------     -------------          -----------       -------------

Robert D. O'Donnell       127,805          30,045               $1,206,358           $273,369
James A. Kinghorn           8,340          13,636                   84,744            134,899
Robert Babin                9,210           8,046                   84,499             70,142
Michael Bis                 4,142           8,643                   37,363             76,825



     (1) Market value of the underlying securities at year end (based upon the closing price on the NASDAQ National Market) minus the exercise price per share. Options vest and become exercisable over various periods not exceeding five years and are subject to acceleration in certain circumstances.


Certain Transactions with Management
------------------------------------

     We have in the past and expect to continue in the future to undertake banking transactions with our directors, executive officers and their associates (i.e., corporations or organizations for which they serve as officers or directors or in which they have beneficial ownership interests of ten percent or more).

Required Vote
-------------

     Directors will be elected by a plurality of the votes cast at the Annual Meeting whether in person or by proxy.

Recommendation
--------------

     The Board of Directors unanimously recommends a vote in favor of its nominees for Director.


                              INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended December 31, 2002 were Grant Thornton, LLP. The Company's Board of Directors has appointed Grant Thornton, LLP to continue as independent auditors for the Bank and the Company for the year ending December 31, 2003. Grant Thornton, LLP has advised the Company that one or more of its representatives will be present at the

Annual Meeting to make a statement if they so desire and to respond to appropriate questions.


Audit Fees
----------

     The Company was billed the aggregate amount of $58,281 for fiscal year 2002 for professional services rendered by Grant Thornton, LLP for audit of the Company's annual financial statements for 2002 and review of the financial statements included in the Company's forms 10-QSB during 2002 as well as tax consulting services for 2002. As disclosed below, the Company has not retained Grant Thornton, LLP to provide non-audit services during 2002 except for tax return preparation and consulting fees.

Financial Information System Design and Implemental Fees
--------------------------------------------------------

     The Company was not billed any amount for professional services related to Financial Information System Design and Implementation by Grant Thornton, LLP during 2002.

All Other Fees
--------------

     In addition to the fees set forth above under Audit Fees, the Company was billed $34,120 for tax return preparation and consulting services and for strategic planning services, by Grant Thornton, LLP for fiscal year 2002.


                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

     The Company believes that all other persons subject to Section 16(a) have made all required filings for the fiscal year ended December 31, 2002, with the following exception: During the course of 2001, Dr. Lewis Wetstein failed to file two Forms 4 with regard to the purchase of a total of 4,000 shares of common stock. These forms were filed during 2002.


                              SHAREHOLDER PROPOSALS

     Proposals of shareholders to be included in the Company's 2004 proxy material must be received by the Secretary of the Company no later than November 15, 2003.

     At the 2003 annual meeting of stockholders or special meeting in lieu thereof, the persons named as proxies in the Company's proxy for the meeting may vote the proxy in their discretion on any proposal received by the Company after November 15, 2002.

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matters which may come before the Annual Meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

     Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it in the enclosed envelope.

                                REVOCABLE PROXY
                        COMMUNITY BANCORP OF NEW JERSEY

                    [ ] PLEASE MARK VOTES AS IN THIS EXAMPLE

                         Annual Meeting of SHAREholders
                                 April 24, 2003
                 Solicited on Behalf of the Board of Directors




 1. Election of the  following  four                     With-       For All
 (4)  nominees  to each serve on the         For         hold        Except
 Board of Directors for a three year         [ ]         [ ]          [ ]
 term until the 2006 Annual  Meeting
 and  until  their   successors  are
 elected and duly qualified:

  Morris  Kaplan, Eli Kramer,
  Lewis Wetstein, M.D., James Kinghorn

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

2. In their discretion, such other business as may properly come before the meeting.
Please sign exactly as your name appears. When signing as executor, administrator, guardian, trustee or attorney, please give your title as such. If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.

Please be sure to sign and date this Proxy in the box below.


                         -----------------------------
                                      Date

                         -----------------------------
                             Shareholder sign above

                         -----------------------------
                         Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

                        COMMUNITY BANCORP OF NEW JERSEY

                    PLEASE DATE, SIGN AND RETURN THIS PROXY
                        IN THE ENCLOSED RETURN ENVELOPE.

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.


-----------------------------------

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